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EXHIBIT (11)

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                December 18, 2001

BNY Hamilton Funds, Inc.
3435 Stelzer Road
Columbus, OH 43219-3035



     Re:  Post-Effective Amendment No. 19 to the Registration
          Statement on Form N-1A of BNY Hamilton Funds, Inc.

Ladies and Gentlemen:

     This firm has acted as special counsel to BNY Hamilton Funds, Inc., a Maryland corporation (the "Company"), in connection with Post-Effective Amendment No. 19 to the Registration Statement (the "Registration Statement") on Form N-1A (File No. 33-47703) of the Company, which you expect to file on December 18, 2001, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of Common Stock, par value $0.001 per share, of BNY Hamilton New York Tax-Free Money Market Fund (the "New Series"). This opinion letter is furnished to you pursuant to the requirements set forth in
Item 23(i) of Form N-1A in connection with the filing of the Registration Statement on the date hereof. Capitalized terms used herein which are defined in Form N-1A shall have the meanings set forth in the Form N-1A, unless otherwise defined herein.

     For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

     1.   An executed copy of the Registration Statement.

     2. The charter of the company as certified by the Maryland State Department of Assessments and Taxation on December 13, 2001 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Charter").

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BNY Hamilton Funds, Inc.
December 18, 2001
Page 2

     3. The by-laws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "By-Laws").

     4. Certain resolutions of the Board of Directors of the Company adopted at a special meeting held on October 17, 2001 and at a meeting on November 14, 2001, (the "Board Resolutions") as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of up to 6,000,000,000 shares of the New Series (the "Shares").

     5. A Certificate of a certain officer of the Company, dated December 18, 2001, as to certain facts relating to the Company.

     6. Certificates of the Secretary of the Company, dated December 18, 2001, as to the Board Resolutions and signatures of certain officers of the Company.

     In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the aforesaid Documents. We have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     For purposes of this opinion letter, we have assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter unless a reported decision of a federal court or a court in the applicable jurisdiction has established its unconstitutionality or invalidity.

     Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.


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BNY Hamilton Funds, Inc.
December 18, 2001
Page 3

     This opinion letter is based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Maryland (the "Maryland Corporation Law"), as amended, all applicable provisions of the Maryland Constitution, and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement and (ii) issuance of the Common Stock against payment therefor in accordance with the terms of the Board Resolutions identified in Paragraph 6, the Company's Charter and as contemplated by the Registration Statement, the Shares of the New Series in the aggregate will be validly issued, fully paid, and non-assessable.

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date hereof.

     We hereby consent to the filing of this opinion letter as Exhibit 23(i) to the Registration Statement.

                                       Very truly yours,



                                       HOGAN & HARTSON L.L.P.